MICROMET, INC.
** IMPORTANT NOTICE **
Regarding the Availability of Proxy Material

You are receiving this communication because you hold shares in the above company, and the material you should review before you cast your vote is now available.
This communication presents only an overview of the more complete proxy material that is available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy material before voting.
MICROMET, INC.
6707 DEMOCRACY BOULEVARD
SUITE 505
BETHESDA, MD 20817
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Shareholder Meeting to be held on 06/27/08

Proxy Material Available
•	Notice and Proxy Statement

•	Annual Report

•	Form 10-K

PROXY MATERIAL - VIEW OR RECEIVE

You can choose to view the material Online or receive a paper or
e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.
To facilitate timely delivery please make the request as instructed below on or before 6/17/08.

HOW TO VIEW MATERIAL VIA THE INTERNET

Have the 12 Digit Control Number(s) available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIAL
1) BY INTERNET      - www.proxyvote.com
2) BY TELEPHONE  - 1-800-579-1639
3) BY E-MAIL*         - sendmaterial@proxyvote.com
*If requesting material by e-mail, please send a blank e-mail with the
12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information

Meeting Type:	Annual
Meeting Date:	06/27/08
Meeting Time:	1:00 P.M. EDT
For holders as of:	04/28/08

Meeting Location:

Marriott Suites Bethesda 6711 Democracy Boulevard Bethesda, MD 20817

Meeting Directions:

For Meeting Directions Please Call: 1-240-752-1420

How To Vote

Vote In Person

Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting material for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to
WWW.PROXYVOTE.COM.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on 6/26/08. Have your notice in hand when you access the web site and follow the instructions.

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Voting items
THE DIRECTORS RECOMMEND A VOTE “FOR”
ITEMS 1 AND 2
1.	Election of Directors

Nominees:
01) Christian Itin, Ph.D.
02) Peter Johann, Ph.D.
03) Joseph P. Slattery

2.	To ratify the selection by the audit committee of the board of directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2008.

3.	To conduct any other business properly brought before the meeting.
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